INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-75938 on Form S-1 of ReliaStar Life Insurance Company of New York filed under the Securities Act of 1933, of our report dated February 1, 2000 related to the financial statements of ReliaStar Life Insurance Company of New York for the year ended December 31, 1999, appearing in the Prospectuses, which are a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectuses.


/s/Deloitte & Touche LLP

Minneapolis, Minnesota
March 28, 2002